GIBRALTAR ANNOUNCES PLANNED 2025 RETIREMENT OF CHIEF FINANCIAL OFFICER TIMOTHY F. MURPHY
Company Retains Executive Search Firm to Identify Successor

Buffalo, New York, February 21, 2024 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today announced that Senior Vice President and Chief Financial Officer Timothy F. Murphy has notified the Company of his intention to retire from the Company in early 2025. Mr. Murphy will continue in his current role until his successor is named and will assist with an orderly transition. Gibraltar has retained an executive search firm to begin the recruitment process.

Tim Murphy commented, “I am grateful to have had the opportunity to work with such strong, capable teams over my tenure. Gibraltar has accelerated its transformation, made measurable operational improvements and created significant shareholder value over the past several years. Given the strength of our team, I am comfortable turning the reins over to a successor and look forward to continuing to drive success and facilitate a transition over the coming year.”

Bill Bosway, Chairman and Chief Executive Officer, stated, “Throughout his 20-year tenure, Tim has been instrumental in Gibraltar’s growth, profit delivery and successful transformation, and he has been a tremendous partner and dedicated change leader for me and the organization. His skill, integrity, commitment, and judgment have been greatly appreciated, and we will value his contributions and support as we identify and transition in his successor and continue to drive scale and execution.”

About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, our ability to continue to improve operating margins, our ability to translate our backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation, the Auxin Solar challenge to the Presidential waiver of tariffs and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com